Exhibit 99.2

American Home Mortgage to Present at the Friedman Billings Ramsey 10th Annual Investor Conference December 2, 2003

MELVILLE, N.Y., Dec. 2 /PRNewswire-FirstCall/ -- American Home Mortgage Holdings, Inc. (Nasdaq: AHMH), will present at the Friedman Billings Ramsey Investor Conference, which is taking place at the Sheraton New York Hotel & Towers in New York City on Tuesday, December 2, 2003.

Michael Strauss, American Home's Chairman and Chief Executive will be speaking at the conference beginning at 11:40 a.m. Eastern Time. Attendance at the Friedman Billings Ramsey Conference is by invitation only, however, interested parties may listen to the presentation live by visiting the American Home corporate Web site www.americanhm.com Shareholder Information section. A replay of the presentation will be available through 5:30 p.m. Eastern Time on January 2, 2004. Please contact John Lovallo at Ogilvy Public Relations Worldwide at 212-880-5216 or john.lovallo@ogilvypr.com with any questions.

As previously announced, American Home will be closing its merger with Apex Mortgage Capital, Inc. (Amex: AXM) and reorganizing into a Real Estate Investment Trust on December 3, 2003. Beginning December 4, 2003, the combined company will be named American Home Mortgage Investment Corp. and will trade on the New York Stock Exchange under the symbol AHH.

ABOUT AMERICAN HOME MORTGAGE

American Home Mortgage Holdings, Inc. is an originator and servicer of residential mortgage loans. It operates 226 loan production offices located in 37 states, as well as MortgageSelect, an online mortgage lender, three mortgage broker support centers and a loan servicing center. American Home shares are traded on NASDAQ under the symbol "AHMH". For additional information, please visit American Home's Web site at www.americanhm.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans and business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home's actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home's operating results; American Home's potential need for additional capital, the direction of interest rates and their subsequent effect on American Home's business, federal and state regulation of mortgage banking; competition; American Home's ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and shareholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility to issue updates to the forward-looking statements discussed in this press release.

SOURCE American Home Mortgage Holdings, Inc.

CONTACT: John D. Lovallo, Senior Vice President, Ogilvy Public Relations Worldwide, +1-212-880-5216, john.lovallo@ogilvypr.com, for American Home Mortgage Holdings, Inc.